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The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Matthew Peltz

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Trian Fund Management, L.P., a Delaware limited partnership (“Trian”) has launched a website in connection with its solicitation of shareholders of The Walt Disney Company, which is available at www.RestoretheMagic.com (the “Website”). Copies of the materials posted to the Website are filed herewith.

Restore The Magic

at The Walt Disney Company

READ TRIAN'S LATEST PRESENTATION



Trian's Case for Change at Disney

Despite being one of the most advantaged global consumer entertainment companies, Disney's Total Shareholder Return has materially underperformed the S&P 500[1]:



1-Year
3-Year
5-Year
10-Year
(24%)
(60%)
(66%)
(116%)

Source: FactSet as of 1/10/23. (1) Total Shareholder Return ("TSR") defined as the total return an investor would receive if they purchased one share of stock on the first day of the measured period, inclusive of share price appreciation and dividends paid. We highlight the S&P 500 here only as a widely recognized index, however, for various reasons the performance of the index and that of the securities mentioned above may not be comparable. One cannot invest directly in an index.

Trian believes that Disney is a company in crisis and faces many challenges that weigh on the Company's investment prospects. We believe that these challenges are primarily self-inflicted and need to be addressed:

Trian's Case for Change at Disney

Disney's financial performance has been disappointing post-21st Century Fox deal.



Free Cash Flow ($bn)
$9.8
(89%)
$1.1
FY 2018
FY 2022
Adjusted EPS[1]
$7.08
(50%)
$3.53
FY 2018
FY 2022
Dividend per Share
$1.68
Eliminated
$0.00
FY 2018
FY 2022

Source: SEC filings. Note: (1) EPS Defined as Earnings Per Share.

Trian believes that Disney is a company in crisis and faces many challenges that weigh on the Company's investment prospects. We believe that these challenges are primarily self-inflicted and need to be addressed:

Trian's Case for Change at Disney

Despite Disney's share price peaking in 2021, it trades near its 8-Year low.

Disney's 10-Year Share Price Performance



$200
$180
$160
$140
$120
$100
$80
$60
$40
$95.56
2013
2023

Source: FactSet as of 1/10/23.

Trian believes that <u>Disney is a company in crisis</u> and faces many challenges that weigh on the Company's investment prospects. We believe that these challenges are primarily <u>self-inflicted and need to be addressed:</u>

POOR

Corporate Governance

Failed succession planning
"Over-the-top" compensation
Minimal shareholder engagement

POOR

Strategy & Operations

Flawed DTC strategy
Lack of cost discipline
Using Parks to subsidize streaming losses

POOR

Capital Allocation

Deteriorating returns on incremental investments
Questionable M&A judgement (Fox, Sky)
Increased leverage, eliminating 50+ yr dividend

Trian's Strategic & Operating Initiatives

FIX

Corporate Governance

Develop effective succession plan
Align compensation with performance

FIX

Strategy & Operations

Improve DTC operating margins
Eliminate redundant/excessive costs
Refocus creative engine to drive growth

FIX

Capital Allocation

Enhance accountability
Reinstate dividend by FY 2025

Trian's Objective

To create sustainable, long-term value at Disney by working WITH Bob Iger & the Board. Trian recognizes that Disney is undergoing a lot of change quickly and is NOT trying to create additional instability. Trian is:

NOT looking to replace Bob Iger	**FOR** ensuring successful CEO succession within 2 years
NOT advocating for a break-up of Disney	**FOR** reinvigorating the Disney "flywheel"
NOT advocating to increase financial leverage	**FOR** orderly deleveraging
NOT seeking to cut costs that impact product quality or customer experience	**FOR** driving efficiencies and additional profits
NOT advocating for aggressive price increases at the expense of customers	**FOR** ensuring customers can get real value across all business lines
NOT advocating for a permanent dividend cut	**FOR** reinstating the dividend by FY 2025



Materials

Read the latest news, letters, press releases, presentations and SEC filings.

READ MORE



Board Candidate

Nelson Peltz brings an ownership mentality and track record of long-term value creation.

MEET NELSON PELTZ

“…[S]uccession was the failure of Mr. Iger’s first reign. He famously delayed his retirement four times while driving around town with a license-plate frame asking if there was life after Disney. Then he anointed Bob Chapek and watched him flop. Now he’s back to clean up a mess of his own making.”

– Ben Cohen (WSJ Columnist; December 1, 2022)

Bob Iger Is Back at Disney to Fix His One Big Failure: Succession

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Email Address

Media Contacts

Investor Contacts

Anne A. Tarbell
Head of Communications
Trian Fund Management, L.P
(212) 451-3030
atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse
Reevemark
(212) 433-4600
Trian@reevemark.com

“From day one, Nelson has been a focused, collaborative member of P&G’s Board. Working in concert, Nelson and the Board have constructively provided perspective and expertise to help me and P&G’s senior leaders navigate a challenging external environment and maintain long-term competitive advantage for the benefit of many stakeholders. I’m grateful for his service and the collaborative partnership we’ve developed over the past few years and wish Nelson and the Trian team the best in future endeavors.”

– David S. Taylor (Former Chairman of the Board, President and CEO of The Procter & Gamble Company from 2015 – 2022; August 5, 2021)

P&G Press Release

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Email Address

Media Contacts

Investor Contacts

Matthew Peltz
Co-Head of Research and Partner
Trian Fund Management, L.P.
(212) 451-3060
mpeltz@trianpartners.com

Ryan Bunch
Senior Analyst and Partner
Trian Fund Management, L.P.
(212) 451-3176
Rbunch@trianpartners.com

Bruce Goldfarb / Pat McHugh
Okapi Partners LLC
(212) 297-0720
(877) 629-6357
info@okapipartners.com

“Keeping [Bob Iger] on point is going to require a stronger board… The worry is that Iger will drag his feet again, and no one is around to hurry him along. Eight out of 11 directors – excluding Iger – were appointed during Iger’s first term as the company’s leader… A refresh gives Disney its best shot at finally finding the next big cheese to take over the House of Mouse.”

– Jennifer Saba (Reuters Breakingviews Reporter; December 6, 2022)

Disney’s board needs some magic

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Media Contacts

Investor Contacts

“I was personally really happy to welcome [Nelson] on the board, and I have not been disappointed and I think neither has the rest of the board. He is constructive, he is very insightful and of course brings a lot of analytical firepower... I have a lot of respect for his points of view....”

– Nils Anderson (Chair of Unilever from 2019 – Present; December 10, 2022)

Unilever Investor Event 2022

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Meet Nelson Peltz



Nelson Peltz is CEO and a Founding Partner of Trian. Mr. Peltz, along with Ed Garden and Peter May, founded Trian in November 2005.



Mr. Peltz serves as the non-executive Chairman of The Wendy's Company. Mr. Peltz is also a director of Unilever PLC and Madison Square Garden Sports Corp. (f/k/a The Madison Square Garden Company). He previously served as a director of Janus Henderson Group plc from February 2022 to November 2022, Invesco Ltd. from October 2020 to February 2022, The Procter & Gamble Company from March 2018 to October 2021, Sysco Corporation from August 2015 to August 2021, Legg Mason, Inc. from October 2009 to December 2014 and May 2019 to July 2020, Mondelēz International, Inc. from January 2014 to March 2018, MSG Networks Inc. from December 2014 to September 2015, Ingersoll-Rand plc from August 2012 to June 2014, and H. J. Heinz Company from September 2006 to June 2013. Mr. Peltz was recognized by The National Association of Corporate Directors in 2010, 2011 and 2012 as among the most influential people in the global corporate governance arena.

From April 1993 through June 2007, Mr. Peltz served as Chairman and CEO of Triarc Companies, Inc. which during that period of time owned Arby's Restaurant Group, Inc. and the Snapple Beverage Group, as well as other consumer and industrial businesses. Mr. Peltz was Chairman and CEO and a director of Triangle Industries, Inc., the largest packaging company in the world and a Fortune 100 industrial company, from 1983 until December 1988, when that company was acquired by Pechiney, S.A., a leading international metals and packaging company.

A native of Brooklyn, New York, Mr. Peltz attended The Wharton School of the University of Pennsylvania.

News & Letters



Trian Press Release

1/11/2023

VIEW PRESS RELEASE

Presentations





Trian's Letter To The Board

1/8/2023

VIEW LETTER



Trian Disney Presentation

1/11/2023

VIEW PRESENTATION

Third Party Perspectives[1]



CEOS & DIRECTORS

MEDIA & ANALYSTS

CEOs & Directors

Trian has a long track record of highly collaborative engagement with management and boards. Here's what some CEOs and Directors that we have worked with say about Nelson and other partners at Trian:

Unilever

Investment: 2022 – Present
Nils Anderson (Chair of Unilever from 2019 – Present)

"I was personally really happy to welcome [Nelson] on the board, and I have not been disappointed and I think neither has the rest of the board. He is constructive, he is very insightful and of course brings a lot of analytical firepower… I have a lot of respect for his points of view…."

Source: *Unilever Investor Event 2022* dated December 10, 2022

"We are pleased to be welcoming Nelson to the Unilever Board. We have held extensive and constructive discussions with him and the Trian team and believe that Nelson's experience in the global consumer goods industry will be of value to Unilever as we continue to drive the performance of our business. We look forward to working closely together to create long term sustainable value for our shareholders and wider stakeholders."

Source: *Unilever Press Release* dated May 31, 2022

Janus Henderson GROUP PLC

Investment: 2020 – Present
Richard Gillingwater (Former Chair of the Janus Henderson Board of Directors from 2017 – 2022)

"On behalf of the Board and the management team, we thank Nelson for his significant contributions and invaluable insights. We are pleased to welcome Brian [Baldwin] to the Janus Henderson Board and look forward to benefitting from his knowledge and perspective, as well as continuing to work closely with Ed [Garden] on a number of high priority operating and strategic matters."

Source: *Janus Henderson Press Release* dated November 15, 2022

Sysco

Investment: 2015 – Present

Kevin Hourican (President and CEO of Sysco from 2020 – Present)

"Nelson and Josh [Frank] have been great partners and important contributors… We have valued their guidance and feedback on our business transformation strategy, and we look forward to the continued dialogue with Trian as an ongoing Sysco shareholder."

Source: *Sysco Press Release* dated August 20, 2021

P&G

Investment: 2016 – 2022

David S. Taylor (Former Chairman of the Board, President and CEO of The Procter & Gamble Company from 2015 – 2022)

"From day one, Nelson has been a focused, collaborative member of P&G's Board. Working in concert, Nelson and the Board have constructively provided perspective and expertise to help me and P&G's senior leaders navigate a challenging external environment and maintain long-term competitive advantage for the benefit of many stakeholders. I'm grateful for his service and the collaborative partnership we've developed over the past few years and wish Nelson and the Trian team the best in future endeavors."

Source: *P&G Press Release* dated August 5, 2021

Mondelēz International

Investment: 2016 – 2022

Irene Rosenfeld (CEO of Mondelēz from 2007 – 2017)

"Nelson Peltz… is a knowledgeable director, an experienced operator and, as a member of our board, is fully informed about our business. Since joining our Board in January 2014, Nelson has been a constructive participant in Mondelēz International's board processes. My management team and I have engaged often and productively with the Trian team and appreciate their insights on strategy, operations and investor reactions to various issues. They do their homework and, along with the other members of our board, ask the tough questions to understand our company, and develop ideas to help grow the business and create sustainable long-term value."

Source: *Trian Highlights Widespread Third-Party Support for Nelson Peltz Throughout Proxy Contest for Procter & Gamble's Future* dated October 16, 2017

Investment: DuPont: 2013 – 2017

Edward D. Breen (CEO of DuPont from 2015 – Present)

"I have the highest regard for Nelson Peltz and Ed Garden. Since becoming CEO of DuPont, I have talked many times with the Trian team and appreciate their insights on strategy and operations, as well as the collaborative and productive manner in which they have engaged with us. Their ability to rigorously analyze opportunities for long-term value maximization has been consistently demonstrated over the years."

Source: *Trian Highlights Widespread Third-Party Support for Nelson Peltz Throughout Proxy Contest for Procter & Gamble's Future* dated October 16, 2017

Investment: 2006-2013

Five Alumni of the Heinz Board who served as directors alongside Nelson Peltz for the entirety of his Board tenure from 2006—2013

"Like [Procter & Gamble], Heinz was a proud company with a history that went back more than 100 years prior to Nelson's arrival. We can say without a doubt that Nelson's presence was additive to the Heinz Board."

Source: *Letter to the P&G Directors from Five Alumni of the Heinz Board who served as directors alongside Nelson Peltz* dated September 27, 2017

Bill Johnson (CEO of Heinz from 1998-2013)

"I said to another CEO… who had called me and inquired about Nelson, that if I were to form the board today, Nelson would be one of the first Directors I'd ask to serve because he is an insightful, communicative, enthusiastic, energetic and available Director."

Source: *CEO Magazine* dated March 2008

Media & Analysts

Media and research analysts have criticized Disney's recent performance and leadership, and in some cases, voiced early support for Trian. Here is what some of them have said:

CNBC

Sara Eisen (Reporter)

"52-week low for Disney, which is now trading at the lowest level since March 2020, early in the pandemic. So much for all the enthusiasm around Bob Iger's return."

Source: *Closing Bell* dated December 28, 2022

"...Nelson Peltz is in this company building a stake and wants potentially to be on the board... I covered the P&G story very closely, and there are similarities with Disney and P&G... There's a [new] sheriff in town here to impose some discipline. Especially if Iger does choose to work with [Nelson] or even they add him to the board it could be a very positive thing."

Source: *Closing Bell* dated November 21, 2022

TheStreet

Daniel Kline (Reporter)

"The theme-park giant this year made some changes that did not exactly delight visitors... Disney inched up its food prices, reduced some portions, and dropped perks like sending hotel guests and annual passholders free Magic Bands."

Source: *Disney World Hits an Unpleasant Milestone* dated December 23, 2022

Jim Cramer (Reporter)

"Bob Iger is back as Disney CEO. But Iger wrecked the company's balance sheet with the 2019 acquisition of 21st Century Fox."

Source: *Cramer picks favorite down-and-out stock for 2023 and calls a bottom on another name* dated December 15, 2022

"[Nelson] would make it so there is more accountability per division, a la what he did with Procter or what he helped David Taylor do at Procter. He can come in and be a change agent…

Source: *Squawk on the Street* dated November 30, 2022

"…Nelson Peltz, he's a brilliant activist investor who owns a big slug of Disney, would be a good addition to the board just like he was at Procter and Gamble. Now, at Procter, Peltz demanded accountability for each division and he got it… I'd love to see his plan for how Disney can improve itself here. Why not? Put him on the board for heaven sake… No matter what, I think it would be good to have an investor with a huge stake in the company on the board. That tends to concentrate the minds, especially when many members of this board have little stock in the company…"

Source: *Mad Money* dated November 21, 2022

"That [Disney] balance sheet is the balance sheet from hell. [It's a] horrible balance sheet, doing nothing about it, except for spending more than they have."

Source: *Jim Cramer's Investing Club November Meeting* dated November 17, 2022

COWEN

Doug Creutz, CFA and Mei Lun Quach, CFA (Analysts)

"Iger had difficulty with succession planning, postponing his retirement four times and then retaining a key role at the company even after Bob Chapek replaced him as CEO in 2020. Also like Eisner, Iger left Disney in a state where it was destroying significant economic value due to increased capital investment against diminished profitability. While Iger left Disney on far better terms than Eisner, to a certain extent we think Chapek has been unfairly maligned as many of Disney's current issues are attributable to decisions made by Iger."

"Fox Deal Doubled Disney's Invested Capital and Was a Significant Strategic Error That Cannot Be Undone. While Disney saw many years of success under Iger, in our view, the Fox deal was more important than anything that preceded it. At $71B, Fox constituted 77% of Disney's total investment in M&A under Iger, while Pixar, Marvel, and LucasFilm combined only accounted for 17%. The deal impaired Disney's balance sheet, diluted its focus on branded family entertainment, and significantly increased the company's exposure to linear and streaming content aggregation assets that had already begun to decline in value. In our view, many of Disney's issues today stem from that deal..."

Source: *Deja Vu: Disney Long-Term Roic Analysis Suggests Mixed Record in Iger Era* Report Dated December 15, 2022

"...[T]he short hook for Chapek and replacement by Iger creates significant instability around the Disney CEO role... [This] action gives at least some appearance that Iger, and not the Board, ultimately calls the shots at the company, and that Iger's willingness to fully surrender power to a successor is low."

Source: *Meet The New New Bob, Same As The Old Bob* Report Dated November 21, 2022

UNIVERSITY OF DELAWARE
WEINBERG CENTER FOR CORPORATE GOVERNANCE
Celebrating 20 Years

Charles Elson (Founding Director of University of Delaware's Weinberg Center for Corporate Governance)

"Success and succession are fundamentally different objectives for CEOs... The problem is that boards consist of humans, and humans are subject to all sorts of biases that impair our judgment and make us behave irrationally, as Disney's proved when it renewed Mr. Chapek's contract four months before ousting him. In practice, independent directors can also behave deferentially toward CEOs... The guy who gets you lost in the woods isn't the right guy to find your way out."

Source: *Bob Iger Is Back at Disney to Fix His One Big Failure: Succession* dated December 1, 2022

THE WALL STREET JOURNAL.

Ben Cohen (WSJ Columnist)

"...[S]uccession was the failure of Mr. Iger's first reign. He famously delayed his retirement four times while driving around town with a license-plate frame asking if there was life after Disney. Then he anointed Bob Chapek and watched him flop. Now he's back to clean up a mess of his own making."

Source: *Bob Iger Is Back at Disney to Fix His One Big Failure: Succession* dated December 1, 2022

FT FINANCIAL TIMES

Financial Times Editorial Board

"Iger, who delayed his departure four times, compounded the problem by stepping up to the chair at Disney when Chapek took over as chief executive in 2020. The flaws in this arrangement quickly became apparent: he cast a long shadow over Chapek, and clashed with him over the best way to take the company forward through the pandemic... But Iger is responsible for the shape of Disney and his reappearance does not negate the challenges it faces. It was under him that it bulked up through acquisitions to attain the strength needed for a decisive shift from traditional films and cable television to streaming entertainment."

Source: *Bob Iger's management sequel at Disney* dated November 21, 2022

REUTERS

Jennifer Saba (Reporter)

"When Iger stepped down in 2020, his timing looked impeccable. It was weeks before the pandemic took hold, slamming the company's theme parks business. Iger launched Disney's streaming initiative, but he left just before the fanfare wore off and competition set in. Meantime, his $71 billion acquisition of Fox's entertainment assets in 2019 left the company saddled with nearly $50 billion of debt.

Source: *Disney offers an Iger solution to an Iger problem* dated November 21, 2022

"Keeping [Bob Iger] on point is going to require a stronger board... The worry is that Iger will drag his feet again, and no one is around to hurry him along. Eight out of 11 directors – excluding Iger – were appointed during Iger's first term as the company's leader... A refresh gives Disney its best shot at finally finding the next big cheese to take over the House of Mouse."

Source: *Disney's board needs some magic* dated December 6, 2022

[1]All registered or unregistered service marks, trademarks and trade names referred to herein are the property of their respective owners, and Trian's use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names.

Trian Partners

Highly Engaged Shareowner

Founded in 2005, Trian Fund Management, L.P. ("Trian") is a multi-billion dollar investment management firm with approximately 50 employees. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years' operating experience of our Founding Partners, Nelson Peltz, Ed Garden and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all shareholders.

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Trian seeks to carefully safeguard Personal Information. We will use commercially reasonable efforts to ensure that Personal Information is kept secure and safe from any loss or unauthorized disclosure or use. We restrict access to our client's Personal Information to employees or other personnel requiring that Personal Information to provide our products or services.

6. Notice for Residents of the European Economic Area and United Kingdom

Trian does not currently offer its products or services to natural persons resident in the European Union or the United Kingdom ("EEA/UK") and, accordingly, is not required to comply with the EU General Data Protection Regulation ("GDPR"). Any personal data provided to us by you will be processed in the United States or other jurisdictions outside the EEA/UK which may not afford the same protections of personal data as under the GDPR or equivalent laws in the UK.

7. Contact Us

If you have any questions or comments about this Privacy Policy, please contact Trian at Compliance@trianpartners.com.

III. Privacy Notice For California Consumers

Last updated: January 11, 2023

This notice contains disclosures required by the California Privacy Rights Act ("CPRA"). Terms defined in the CPRA have the same meaning when used in this notice. This notice is only relevant to California residents ("consumers" or "you"), who may include the following: prospective investors, representatives of entities we do business with, employees/job applicants, and users of our website. Consumers with disabilities may access a printable copy of this notice in pdf format by clicking here.

Information We Collect Through this Site. In the past 12 months, we have collected and shared for a business purpose the following categories of personal information ("Personal Information") through this Site:

Category	Examples	Shared for Business Purpose
Identifiers	A real name, alias, email address, postal address, other contact details, Internet Protocol (IP) address, account name, copies of identification documents, Social Security number, driver's license number, tax identification or passport number, or other similar personal identifiers.	YES
Other personal information categories, as listed in the California Customer Records Statute	A signature, telephone number, employment, bank account number, information about assets or net worth, credit history, information on investment activities or any other financial information.	YES
Protected classification characteristics under California or federal law:	Age (40 years or older), race, citizenship, marital status, sex, veteran or military status.	YES
Commercial information	Account activity, records of products or services purchased, obtained, or considered, or other purchasing histories.	YES
Internet or other similar network activity	Browsing history, search history, information on a consumer's interaction with a website, application, or advertisement.	YES
Professional or employment-related information:	Current or past job history	YES
Inferences drawn from other personal information	Profile reflecting a person's preferences, characteristics and interests.	YES
Sensitive Personal Information	A consumer's SS, driver's license, state ID card, or passport number; account log-in or debit/credit card number in combination with any access code, password, or account credentials; precise geolocation; racial/ethnic origin, religious/philosophical beliefs, or union membership; contents of mail, email, and text messages ; genetic data; biometric information; PHI; or sex life or sexual orientation.	YES

Personal Information does not include information that is publicly available, de-identified/aggregated, or subject to HIPAA or GLBA.

We collect Personal Information from the following categories of sources:

- Your communications with us;
- Our agents and service providers;
- Our affiliates;
- Information generated through use of our website; and
- Entities we do business with.

We also may receive your personal data from other third parties or sources, such as the administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or publicly accessible sources, such as the Internet.

We do not knowingly collect, solicit or sell Personal Information from anyone under the age of 16 without the prior consent of a parent or guardian.

Purpose for Collection and Use of Personal Information. We may collect or use Personal Information for one or more of the following purposes:

- Providing information about our products and services;
- Providing product performance information and other updates;
- One or more of the following business purposes:
  - Performing services (for us or our service provider) such as account servicing, processing orders and payments, and analytics;
  - Auditing related to our interactions with you (e.g., auditing compliance);
  - Legal compliance;
  - Detecting and protecting against security incidents, fraud, and illegal activity;
  - Debugging;
  - Internal research for technological improvement;
  - Internal operations; and
  - Activities to maintain and improve our services.

Sharing Personal Information. We may disclose Personal Information in one or more of the categories identified above to:

- Agents and service providers, including, but not limited to: the administrator, brokers, auditors, legal advisors, law firms, financial advisors, consultants and placement agents;
- Affiliates;
- Business partners;
- Legal or government regulatory authorities and/or self-regulatory organizations as required by applicable law; and
- In connection with a potential business transfer.

In the past 12 months, we have not sold any personal information we collect to third parties, and we have shared the categories of personal information we collect only as set forth above.

Length of Time. We will keep your Personal Information for as long as necessary to comply with our regulatory or other legal obligations.

Rights of California Consumers. The CPRA provides a California consumer the following rights, subject to certain exceptions and limitations:

- The right to request: (a) the categories and specific pieces of Personal Information we collect about you; (b) the categories of sources from which we collect your Personal Information; (c) our business or commercial purposes for collecting, selling or sharing your Personal Information; (d) the categories of Personal Information disclosed for a business purpose and the categories of persons to whom it was disclosed; (e) the categories of your Personal Information (if any) that we have either sold, shared, or disclosed.
- For certain categories of Personal Information, the right to request a list of what we disclosed to third parties for their own direct marketing purposes in the past 12 months and the names and addresses of those third parties.
- The right to request that we delete your Personal Information, subject to certain exceptions.
- The right to opt out of our sale(s) (if any) of your Personal Information.
- The right to request we correct any inaccurate Personal Information maintained about you.
- The right to limit our use of your sensitive personal information to only use that is necessary to perform the services expected or provide the goods reasonably expected.
- The right not to receive discriminatory treatment for exercising your CPRA rights.

You may submit requests relating to your exercise of CPRA rights to us via: phone (800) 787-4272; or email Compliance@trianpartners.com.

We may need to request additional information from you to verify your identity or understand the scope of your request. In verifying requests, we will require you to provide, at a minimum your telephone number and mailing address. We will use the information you submit and the information we have in our systems to try to verify your identity and to match the personal information we have collected about you, if any, to your identity. We endeavor to respond to a verifiable request within 45 days of its receipt. If we require more time, we will inform you of the reason and extension period in writing. We will deliver our written response by mail or electronically, at your option.

You may designate an authorized agent to make a CPRA request on your behalf. In such case, we will ask the agent to provide proof that you have given the agent signed permission to act on your behalf. In addition, we will ask you to (1) verify your identity directly with us in the manner described above and (2) directly confirm with us that you have provided the agent permission to make the request on your behalf.

You may only make a verifiable request for access or data portability twice within a 12-month period.

Questions

If you have questions regarding this Notice, please contact us at Compliance@trianpartners.com.

Disclaimer

This Website and the information contained herein (collectively, the "Website") are being made available to all shareholders of The Walt Disney Company ("Disney" or the "Company"). Except as otherwise set forth on this Website, the views expressed on this Website reflect the opinions of Trian Fund Management, L.P. ("Trian," together with certain of the funds and investment vehicles it manages that hold shares of common stock of the Company, "Trian Partners"), and are based on publicly available information with respect to the Company. Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian Partners' conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian Partners disclaims any obligation to update the information or opinions contained on this Website. For the avoidance of doubt, this Website is not affiliated with or endorsed by Disney.

Certain financial projections and statements made herein have been derived or obtained from filings made with the United States Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Select figures presented on this Website have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Website does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

Not an Offer to Sell or Buy

The materials on this Website are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by Trian currently beneficially own a significant number of shares of common stock, par value $0.01 per share, of the Company ("Shares"). These funds and investment vehicles are in the business of trading – buying and selling – securities, and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed on this Website. Consequently, Trian Partners' beneficial ownership of the Shares may vary over time depending on various factors, with or without

another person, to acquire or exercise control of the Company or any of its subsidiaries. Trian Partners also reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation constituting a minority of the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

While certain of Trian's partners are current or former directors of certain of the publicly traded companies referred to herein, none of the information on this Website is derived from non-public information of such publicly traded companies. Although Trian Partners believes the statements made on this Website are accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Trian Partners makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Trian Partners, the other Participants and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Cautionary Statement Regarding Forward-Looking Statements

Some of the materials on this Website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessary depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners.

Though certain material on this Website may contain projections, nothing on this Website is intended to be a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices

that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee (i) that any of the proposed actions set forth on this Website will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this Website are accurate.

Therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Testimonials, Other Quotations and Third Party Statements

The individuals referenced on the testimonials page (i) are not current clients or investors of Trian, (ii) have not received compensation or other consideration in connection with the statements made herein, and (iii) have current or former business relationships with Trian that could create an incentive for them to speak favorably about Trian Partners. Specifically, such individuals may speak positively about their companies' investors or such investors' board representatives to develop and maintain such relationships rather than for any other reason.

Trian Partners has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian Partners does not endorse third-party estimates or research which are used on this Website solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Website may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of Trian Partners.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to on this Website are the property of their respective owners, and Trian Partners' use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names.

Additional Information

Trian Fund Management, L.P., a Delaware limited partnership ("Trian"), and the funds and investment vehicles Trian manages that hold shares of Disney (Trian, together with such funds, "Trian Partners"), and the other participants that will be identified in the preliminary proxy statement on Schedule 14A that Trian intends to file with the SEC on January 12, 2023 (collectively, the "Participants"), intend to file with the SEC a definitive proxy statement and an accompanying blue universal proxy card to be used to solicit proxies in connection with the 2023 annual meeting of shareholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the "2023 Annual Meeting"). Shareholders are advised to read the definitive proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the 2023 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian and the other Participants' definitive proxy statement and a form of proxy will be mailed to shareholders of the Company. These materials and other materials filed by Trian and the other Participants in connection with the solicitation of proxies will be available at no charge at the SEC's website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners and the other Participants with the SEC will also be available, without charge, by directing a request to Trian Partners' proxy solicitor, Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor New York, New York 10036 (Shareholders can call toll-free: +1 (877) 629-6357).

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the Preliminary Proxy Statement.

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